EXHIBIT 99.2

                                  Exhibit 10(a)

                   Consent of Sutherland Asbill & Brennan LLP

                               [S.A.B. Letterhead]




                                  April 26, 2001

Board of Directors
Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
570 Carillon Parkway
St. Petersburg, Florida  33716

        Re:    WRL Series Annuity Account
               WRL Freedom Conqueror
               File No. 33-49558/811-5672

Gentlemen:

        We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (File No. 33-49558) of the WRL Series Annuity Account filed by Western Reserve Life Assurance co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP



                                                 By: /s/ STEPHEN E. ROTH
                                                     ---------------------------
                                                     Stephen E. Roth